SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2004

DrugMax, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 7, 2004, DrugMax’s Co-Chairman and Chief Executive Officer, Ed Mercadante, will disclose certain historical business metrics relating to Familymeds Group, Inc. from the 2001, 2002 and 2003 fiscal years when he presents at the First Albany Capital Annual Growth Conference at 4:40 p.m. EST. Specifically, Mr. Mercadante will disclose the following:

TREND DATA BY BRAND/GENERICS

2001-2003

Brand/Generic	Data	December 29, 2001	Fiscal Year ended December 28, 2002	December 27, 2003
Brand	Average Rx Profit	$8.28	$9.87	$10.75
	Average Rx Price	$69.43	$80.29	$86.86
	Gross Margin %	11.93%	12.30%	12.37%
	% Of Scripts	57.51%	52.98%	49.82%

Generic	% of Total Rx Revenue	15.98%	17.63%	19.25%
	Average Rx Profit	$10.83	$12.19	$12.08
	Average Rx Price	$17.86	$19.36	$20.56
	Gross Margin %	60.65%	62.98%	58.75%
	% Of Scripts	42.49%	47.02%	50.18%

KEY METRICS DRIVE OUR MODEL

•	Over 400,000 patients served annually

•	Over 700,000 patients registered online

•	Over 70% of our patients suffer from multiple chronic and acute conditions

•	Over 3.6 million Rx’s filled in 2003

•	Compact and efficient locations: over $2,000 in sales per square foot

•	Leading comp revenue by pharmacy location: $3.1 million per unit in 2003

•	High refill rate: 47%-50%

•	Highest published brand/generic efficiency: greater than 90%

•	Compliance improvement among chronic patients: 32% in 2002; 41% in 2003; and 51% for the ten months ended October 31, 2004

The conference is being held at the Mandarin Oriental in New York City. A copy of Mr. Mercadante’s presentation, including the Familymeds historical business metrics, is available in the Investor Relations section of the Company’s Web site at www.drugmax.com. As previously announced on December 3, investors also can access a live webcast of the presentation in the Investor Relations section of DrugMax’s Web site. Investors should register for the webcast by 4:30 p.m. EST today. An archive of the presentation will be available for thirty days in the Investor Relations section of DrugMax’s Web site.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo Mercadante
Edgardo Mercadante, Chief Executive Officer

Dated: December 7, 2004

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